KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                        47, Avenue Hoche
FAX (212) 715-8000                                           75008 Paris
                                                                  France

                                 May 29, 2002





The Bear Stearns Funds
575 Lexington Avenue
New York, New York  10022

      Re:   The Bear Stearns Funds
            Registration No. 33-84842
            Post-Effective Amendment
            to Registration Statement on Form N-1A
            ---------------------------------------

Gentlemen:

            We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A.



                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP